SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 13, 2007 (December 11, 2007)

ENTERPRISE BANCORP, INC.

(exact name of registrant as specified in charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	0-21021 (Commission File Number)	04-3308902 (IRS Employer Identification No.)

222 Merrimack Street Lowell, Massachusetts (address of principal office)	01852 (Zip Code)

(508) 459-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 3.03.	Entry into a Material Definitive Agreement Material Modification to Rights of Security Holders

On December 11, 2007, Enterprise Bancorp, Inc. (the “Company”) entered into a Renewal Rights Agreement with Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”), and in conjunction therewith the Board of Directors of the Company declared a dividend distribution of one preferred share purchase right (a “Right”) for each of the Company’s outstanding shares of common stock, par value $.01 per share (the “Common Shares”), to holders of record of the Common Shares at the close of business on January 13, 2008.  Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of preferred stock, par value $.01 per share, of the Company (the “Preferred Shares”) or in certain circumstances, to receive cash, property, Common Shares or other securities of the Company, at a Purchase Price of $52.00 per one one-hundredth of a Preferred Share, subject to adjustment.  The description and terms of the Rights are set forth in the Rights Agreement.

The Rights are intended to replace the preferred share purchase rights that are currently outstanding and will expire by their terms upon the close of business on January 13, 2008 pursuant to the Company’s existing shareholders rights plan.

Initially, the Rights will be attached to all certificates representing the Common Shares and no separate Rights Certificates will be distributed.  The Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of (i) 10 business days (or such later date as the Company’s Board of Directors may determine before a Distribution Date occurs) following a public announcement by the Company that a person or group of affiliated or associated persons, with certain exceptions (an “Acquiring Person”), has acquired, or has obtained the right to acquire beneficial ownership of 10% or more of the outstanding Common Shares (the date of such announcement being the “Share Acquisition Date”) or (ii) 10 business days (or such later date as the Company’s Board of Directors may determine before a Distribution Date occurs) following the commencement of a tender offer or exchange offer that would result in a person becoming an Acquiring Person.

Until the Distribution Date, (i) the Rights will be evidenced by the certificates for Common Shares and will be transferred with and only with such Common Share certificates, (ii) Common Share certificates will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 13, 2018, unless earlier redeemed, exchanged or otherwise rescinded by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights.

In the event (a “Flip-In Event”) a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all of the outstanding Common Shares at a price and on terms that are accepted by the holders of more than fifty percent (50%) of the outstanding Common Shares held by persons other than such Acquiring Person or any affiliates or associates of such Acquiring Person (an “accepted offer”)), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right.  Notwithstanding the foregoing, following the occurrence of any Flip-In Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement.  However, Rights will not be exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

For example, at an exercise price of $52.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-In Event would entitle its holder to purchase $104.00 worth of Common Shares (or other consideration, as noted above) for $52.00.  Assuming that the Common Shares had a Current Market Price of $20.80 per share at such time, the holder of each valid Right would be entitled to purchase five (5) Common Shares for $52.00.

In the event (a “Flip-Over Event”) that, at any time on or after the Stock Acquisition Date, (i) the Company shall take part in a merger or other business combination transaction (other than certain mergers that follow an accepted offer) and the Company shall not be the surviving entity or (ii) the Company shall take part in a merger or other business combination transaction in which the Common Shares are changed or exchanged (other than certain mergers that follow an accepted offer) or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided, as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right.  Flip-In Events and Flip-Over Events are collectively referred to as “Triggering Events”.

The Purchase Price payable and the number of Preferred Shares (or the amount of cash, property or other securities) that may be issued upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or securities convertible into Preferred Shares at less than the Current Market Price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.  The Company is not required to issue fractional Preferred Shares upon the exercise of any Right or Rights.  In lieu thereof, a cash payment may be made, as provided in the Rights Agreement.

At any time until 10 business days following the Stock Acquisition Date (or such later date as may be determined by the Company’s Board of Directors, so long as such determination is made prior to the expiration of such 10-business day period), the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Company, in cash, Common Shares or other consideration as the Board of Directors may determine.  Immediately upon the effectiveness of the action of the Company’s Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.  While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income upon the occurrence of either a Flip-In Event or a Flip-over Event as described above.

The terms of the Rights, including without limitation the date on which the Rights expire, may be amended by the Board of Directors of the Company at any time prior to the Distribution Date.  Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors only in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and certain other related parties) or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

This summary description of the Right Agreement and the terms of the Rights thereunder does not purport to be complete and is qualified in its entirety by referenced to the Rights Agreement, including the exhibits thereto, a copy of which is included as Exhibit 4.5 hereto.  Capitalized terms used and not defined herein have the meanings set forth in the Rights Agreement.

Item 9.01.              Financial Statements and Exhibits.

(a)                                  Not Applicable

(b)                                 Not Applicable

(c)                                  Not Applicable

(d)                                 The following exhibits are included with this report:

Exhibit 4.5	Renewal Rights Agreement dated as of December 11, 2007 by and between Enterprise Bancorp, Inc. and Computershare Trust Company, N.A., as Rights Agent.

Exhibit 4.6

Articles of Amendment to Restated Articles of Organization of Enterprise Bancorp, Inc. amending terms of Series A Junior Participating Preferred Stock, as filed with Massachusetts Secretary of State on December 12, 2007.

Signatures

Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: December 12, 2007	By:	/s/ James A. Marcotte
James A. Marcotte
Chief Financial Officer